SULLIVAN & WORCESTER LLP
                    1025 CONNECTICUT AVENUE, N.W.
                       WASHINGTON, D.C. 20036
                       TELEPHONE: 202-775-8190
                       FACSIMILE: 202-293-2275

767 THIRD AVENUE                              ONE POST OFFICE SQUARE
NEW YORK, NEW YORK 10017                 BOSTON, MASSACHUSETTS 02109
TELEPHONE: 212-486-8200                      TELEPHONE: 617-338-2800
FACSIMILE: 212-758-2151                      FACSIMILE: 617-338-2880



                                February 27, 1997





Endeavor Series Trust
2101 East Coast Highway
Suite 300
Corona del Mar, CA  92625

              Re:  Notice Pursuant to Rule 24f-2 under
                 the Investment Company Act of 1940

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters of Massachusetts law in connection with the notice pursuant to Rule 24f-2 (the "Rule 24f-2 Notice") under the Investment Company Act of 1940, as amended, of Endeavor Series Trust, a Massachusetts business trust with transferable shares (the "Trust") established under a Declaration of Trust dated November 18, 1988 (the "Declaration"), making definite the registration under the Securities Act of 1933, as amended, of the shares of beneficial interest without par value of the Trust sold during the Trust's fiscal year ended December 31, 1996 (the "Shares").

     We have reviewed the actions taken by the Trustees of the Trust to organize the Trust and to authorize the issuance and sale of the Shares. In this connection we have examined the Declaration and the By-Laws of the Trust, the Rule 24f-2 Notice, the Trust's registration statement on Form N-1A (Registration No. 33-27352), as amended, including the prospectus and statement of additional information forming a part thereof, certificates of officers of the Trust and of public officials as to matters of fact, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for the purpose of rendering the opinions expressed herein. In such examination we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals, and the conformity to the authentic original documents of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to such opinions, we have relied upon the representations contained in the Rule 24f-2 Notice and the certificates referred to above. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

     This letter expresses our opinion as to the provisions of the Declaration and the laws of The Commonwealth of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Uniform Securities Act, or to federal securities or other laws.

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of The Commonwealth of Massachusetts:

     1. The Trust is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

     2. The Trust is authorized to issue an unlimited number of shares of beneficial interest without par value; the Shares have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

     3. The Shares have been validly and legally issued, and all of the Shares which remain outstanding at the date hereof are fully paid and nonassessable by the Trust.

     With respect to the opinion stated in paragraph 3 above, we wish to point out that shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.


     We hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                   Very truly yours,



                                   SULLIVAN & WORCESTER LLP